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                                                                       EXHIBIT 5

                          COLLATERAL LICENSE AGREEMENT


THIS COLLATERAL LICENSE AGREEMENT (this "License"), made as of the 16th day of August, 2000, by and among CityXpress.Com Corp., a Florida corporation, and its wholly-owned subsidiaries Xceedx Technologies Inc. and WelcomeTo Search Engine, Inc., corporations organized under the laws of the province of British Columbia, Canada, (the "Licensors"), and Lee Enterprises, Incorporated, a Delaware corporation (the "Licensee").

                                    RECITALS

A. Licensors and Licensee are parties to a certain Loan and Security Agreement, dated August 16, 2000, (together with any and all amendments now or hereafter made thereto, hereinafter called the "Loan Agreement"), which provides for (1) Licensee from time to time to extend credit to or for the account of Licensors and (2) the grant by Licensors to Licensee of a security interest in certain Collateral, including, without limitation, Licensors' Intellectual Property therein; and,

B. Licensee has required, as a condition to advancing loans to Licensors under the Loan Agreement, that Licensors execute this License;

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor agrees to the following:

                              TERMS AND CONDITIONS

1. INCORPORATION OF LOAN AGREEMENT. The Loan Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference. Terms used herein that are not defined in this Agreement shall have the meanings ascribed to them in the Loan Agreement.

2. COLLATERAL LICENSE. In addition to the rights and licenses granted pursuant to any prior software license agreement between Licensors or any of them and Licensee, Licensors hereby grant to Licensee, without any further action, authorization, or instrument, a fully paid-up, irrevocable, perpetual, nonexclusive world-wide right and license (hereafter, the "Licensed Rights") to use, modify, maintain, prepare derivative works of, and update the Collateral in any manner and, further, to practice the art disclosed by or embodied in the collateral, in any and all manner whatsoever, and to sublicense to third parties the right to do any or all of the foregoing things as necessary or desirable to permit the continued use of the Collateral in the service of Licensee's present and future customers. Provided, however, that in the event Licensor shall fully comply with all of the terms and conditions of the Loan Agreement, this license shall be null and void. Licensee agrees to refrain from exercising the rights conferred hereunder until such time as an Event of Default, as defined in the Loan Agreement, shall occur, except to the extent such rights are conferred upon Licensee by any other agreement to which Licensors or any of them and Licensee are signatories.

3. SUPPLEMENTARY AGREEMENT. This Agreement is intended to be supplementary to any license agreements heretofore entered into between Licensors or any of them and Licensee with respect to the Collateral, and to any other license agreement hereafter entered into by and between Licensee and any Licensor with respect to the Collateral, within the meaning of Section 365(n) of the United States Bankruptcy Code (11 USC ss. 365(n)).

4. RESTRICTIONS ON FUTURE AGREEMENTS. Licensors agree that, until the Obligations are satisfied in full and the Loan Agreement is terminated, and except as may otherwise be provided in the Loan Agreement, Licensor shall not, without Licensee's prior written consent: (a) enter into any agreement (for example, a license agreement) that is inconsistent with Licensors' obligations under this License; or, (b) take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action (excluding nonpayment of U.S. maintenance fees on patents which are not necessary or useful in the operation of Licensor's business or operations) if doing so or not doing so would impair the validity or enforcement of Licensee's rights hereunder.

5. TERM. The term of the License granted herein shall extend until the payment in full of the Obligations and termination of the Loan Agreement.

6. TERMINATION OF LICENSEE'S SECURITY INTEREST. This License is made for collateral purposes only. Upon payment in full of the Obligations and termination of the Loan Agreement, all remaining right, title, and interest in and to the Collateral shall automatically revert to Licensors. In such event, Licensee shall execute and deliver to Licensors all instruments as may be necessary or proper to terminate Licensee's security interest in and to re-vest in Licensor all right, title, and interest in and to the Collateral subject to any prior disposition thereof that may have been made by Licensee pursuant hereto or pursuant to the Loan Agreement.
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7.  LICENSEE'S RIGHT TO SUE. After the occurrence of an Event of Default and so long as such Event of Default has not been waived, and after the provision by Licensee of written notice to Licensors of Licensee's intention to enforce its rights and claims hereunder, Licensee shall have the right, but shall in no way be obligated, to bring suit and take other action in its own name to enforce or otherwise protect, preserve, or realize upon the Collateral. If Licensee shall commence any such suit or take any such action, Licensors shall, at the request of Licensee, do any and all lawful acts and execute any and all proper documents required by Licensee in aid of such action. Licensors shall, upon demand, reimburse and indemnify Licensee for all costs and expenses incurred by Licensee in the exercise of its rights under this Section 7.

8. WAIVERS. No course of dealing between Licensors and Licensee, nor any failure to exercise or delay in exercising, on the part of the Licensee, any right, power, or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

9. SEVERABILITY. The provisions of this License Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this License Agreement.

10. MODIFICATION. This License cannot be altered, amended, or modified in any way, except by a writing signed by the parties hereto.

11. CUMULATIVE REMEDIES. All of Licensee's rights and remedies with respect to the Collateral, whether established hereby or by the Loan Agreement, or by any other agreements or by law, shall be cumulative and may be exercised individually or concurrently. Licensee shall have, in addition to all other rights and remedies given it by the terms of this License, all rights and remedies allowed by law and the rights and remedies of a secured party under the law enacted in any jurisdiction in which the Licensed Rights may be enforced.

12.  POWER OF ATTORNEY. Licensor hereby authorizes Licensee to:

         a. Make, constitute, and appoint any representative of Licensee as Licensee may select, in its sole discretion, as Licensor's true and lawful attorney-in-fact, with power to endorse Licensor's name on all applications, documents, papers, and instruments necessary or desirable for Licensee to give effect to the provisions of this License and the intent of the parties hereto;

         b. Take any other actions with respect to the Licensed Rights, consistent with this License, as Licensee deems in the best interest of Licensee; or,

         c. Following the occurrence of an Event of Default, grant or issue any exclusive or nonexclusive license under the Licensed Rights to anyone to the extent permitted by the provisions of Paragraph 2 of this Agreement.

Licensee hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until the Obligations are satisfied in full and the Loan Agreement is terminated.

13. EFFECT ON LOAN AGREEMENT. Licensors acknowledge and agrees that this License is not intended to limit or restrict in any way the rights and remedies of Licensee under the Loan Agreement but rather is intended to facilitate the exercise of such rights and remedies.

14. BINDING EFFECT; BENEFITS. This License shall be binding upon Licensor and its respective successors and assigns and shall inure to the benefit of Licensee, its nominees, successors, and assigns.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

16. GOVERNING LAW. This License shall be deemed to have been executed and delivered in Delaware, and shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of that jurisdiction.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

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BORROWERS:                                 LENDER:
CityXpress.Com Corp.                       Lee Enterprises Incorporated

/s/ PHIL M. DUBOIS                         /s/ GEORGE C. WAHLIG
-----------------------------              --------------------------------
By:    Phil M. Dubois                      By: George C. Wahlig
Title: President and CEO                   Title: Vice President -- Finance


Xceedx Technologies, Inc.

/s/ PHIL M. DUBOIS
-----------------------------
By:    Phil M. Dubois
Title: President


WelcomeTo Search Engine Inc.

/s/ PHIL M. DUBOIS
-----------------------------
By: Phil M. Dubois
Title: President
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